                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

For Immediate Release


Contact:

Gary Larson
Chief Financial Office
(510) 623-9400 x321



                AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                       FOR THIRD QUARTER FISCAL 2009

Fremont, CA (April 2, 2009) -- Aehr Test Systems (Nasdaq: AEHR), a technology leader in the semiconductor test and burn-in equipment industry, today announced financial results for the third quarter of fiscal 2009 ended February 28, 2009.

Financial results for the third quarter reflect the impact of the bankruptcy filing of the Company's largest customer, Spansion. Due to the bankruptcy filing and to the current weak market for the Company's products, Aehr Test Systems recorded the following charges in the third quarter of fiscal 2009:

    $13.7 million provision for bad debts
    $5.7 million provision for excess and obsolete inventory
    $4.9 million increase in the valuation allowance against the Company's deferred tax assets
    $0.5 million charge related to cancellation costs
    $0.3 million goodwill impairment charge
    $0.2 million severance charge

In aggregate, these charges recorded in the third quarter of fiscal 2009, total $25.3 million, or $3.00 per share.

Net sales were $1.2 million in the third quarter of fiscal 2009, compared with $10.8 million in the third quarter of fiscal 2008. Aehr Test reported a net loss of $27.7 million, or $3.28 per share, in the third quarter of fiscal 2009, compared with net income of $1.9 million, or $0.23 per diluted share, in the third quarter of fiscal 2008.

"We strongly believe that we are taking the appropriate actions that will enable Aehr Test to weather both the Spansion bankruptcy filing and the very weak market conditions," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "We have already significantly reduced our headcount and initiated other expense reduction measures. We intend to take additional actions as necessary to maintain sufficient cash to manage through this economic downturn.

"While the semiconductor capital equipment market remains very depressed, we are seeing interest in many of our new products, particularly our family of Advanced Burn-in and Test Systems (ABTSTM). Based on our sales pipeline, we believe additional ABTS customers will be added in the next three to six months.



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Aehr Test Systems Reports Third Quarter Fiscal 2009 Results
April 2, 2009
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"We expect that the next six to nine months will be very challenging, as it appears that a recovery in the semiconductor equipment market will not occur until later in the year, at the earliest. However, we are optimistic that when capital spending trends improve, our continuing investment in new product development and our strong product portfolio will enable us to add new customers and expand our market share," said Mr. Posedel.

Net sales were $20.2 million in the first nine months of fiscal 2009, compared with $28.1 million in the first nine months of fiscal 2008. Net loss for the nine months ended February 28, 2009 was $25.9 million, or $3.08 per share, compared with net income of $4.1 million, or $0.48 per diluted share, in the same period of the prior fiscal year.

At February 28, 2009, cash and cash equivalents were $7.4 million. Aehr Test closed the third quarter of fiscal 2009 with no outstanding debt and shareholders' equity of $13.5 million at February 28, 2009.

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, April 2, 2009 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's third quarter fiscal 2009 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOXTM, MTX and MAX systems and the DiePak(R) carrier. The ABTS is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the timing of the recovery of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr
Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K and 10-Q reports and other reports from time to time filed with the U.S.


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Aehr Test Systems Reports Third Quarter Fiscal 2009 Results
April 2, 2009
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Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                         [Financial Tables to Follow]


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Aehr Test Systems Reports Third Quarter Fiscal 2009 Results
April 2, 2009
Page 4 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                    Three Months Ended        Nine Months Ended
                                 ------------------------  -----------------------
                                 February 28, February 29, February 28,February 29,
                                    2009         2008         2009        2008
                                 -----------  -----------  ----------- -----------
Net sales........................   $  1,235      $10,792      $20,167     $28,127
Cost of sales....................      8,049        5,262       17,471      13,532
                                 -----------  -----------  ----------- -----------
Gross (loss) profit..............     (6,814)       5,530        2,696      14,595
                                 -----------  -----------  ----------- -----------
Operating expenses:
  Selling, general and
  administrative.................     15,328        2,001       19,243       5,664
  Research and development.......      1,596        1,826        4,651       4,919
  Impairment of goodwill.........        274           --          274          --
                                 -----------  -----------  ----------- -----------
    Total operating expenses.....     17,198        3,827       24,168      10,583
                                 -----------  -----------  ----------- -----------
    (Loss) income from operations    (24,012)       1,703      (21,472)      4,012

Interest income..................         26           55          136         213
Other income (expense), net .....          7           38          384         (70)
                                 -----------  -----------  ----------- -----------
    (Loss) income before income
     tax expense (benefit).......    (23,979)       1,796      (20,952)      4,155

Income tax expense (benefit).....      3,701         (130)       4,991          84
                                 -----------  -----------  ----------- -----------
    Net (loss) income ...........   $(27,680)      $1,926     $(25,943)    $ 4,071
                                 ===========  ===========  =========== ===========

Net (loss) income per share
    Basic........................     $(3.28)       $0.24       $(3.08)      $0.51
    Diluted......................     $(3.28)       $0.23       $(3.08)      $0.48

Shares used in per share
  calculations:
    Basic........................      8,450        8,025        8,424       7,919
    Diluted......................      8,450        8,476        8,424       8,398





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Aehr Test Systems Reports Third Quarter Fiscal 2009 Results
April 2, 2009
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                       Three Months Ended      Nine Months Ended
                                    ------------------------  -----------------------
                                    February 28, February 29, February 28,February 29,
                                       2009         2008        2009        2008
                                    -----------  -----------  ----------- -----------
GAAP net (loss) income .............   $(27,680)      $1,926     $(25,943)     $4,071
Provision for bad debts1............     13,708                    13,708
Restructuring and asset impairments2      6,670                     6,670
Reinstatement of deferred tax asset
  valuation allowance                     4,943                     4,943
Stock compensation expense .........        331          216          947         612
Income tax effect on non-GAAP
  adjustments3......................        255           (4)          --         (12)
                                    -----------  -----------  ----------- -----------
Non-GAAP net (loss) income..........   $ (1,773)      $2,138     $    325      $4,671
                                    ===========  ===========  =========== ===========

GAAP net (loss) income per diluted
  share.............................     $(3.28)       $0.23       $(3.08)     $ 0.48
                                    ===========  ===========  =========== ===========
Share used in GAAP diluted shares
  calculation.......................      8,450        8,476        8,424       8,398
                                    ===========  ===========  =========== ===========
Non-GAAP net (loss) income per
  diluted share.....................     $(0.21)       $0.25       $ 0.04      $ 0.56
                                    ===========  ===========  =========== ===========
Shares used in non-GAAP diluted
  shares calculation................      8,450        8,476        8,550       8,398
                                    ===========  ===========  =========== ===========

------------------------------------------------------------------------------

1 Related to accounts receivable of Spansion Inc., which filed for backruptcy in
  February and March 2009.
2 Includes provision for excess/obsolete inventory of $5.7 million, cancellation charges of $0.5 million, impairment of goodwill of $0.3 million and severance costs of $0.2 million.
3 Excludes $4.9 million tax provision related to reinstatement of the deferred tax asset valuation allowance.


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by usine this measure in combination with net income (the most comparable GAAP measure).


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Aehr Test Systems Reports Third Quarter Fiscal 2009 Results
April 2, 2009
Page 6 of 6

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (unaudited)

                                                         February 28,      May 31,
                                                             2009           2008
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 7,399        $15,648
  Accounts receivable, net............................         1,075         10,927
  Inventories ........................................         5,927         10,209
  Deferred income taxes...............................            --          3,043
  Prepaid expenses and other .........................           884            396
                                                         -----------    -----------
      Total current assets ...........................        15,285         40,223

Property and equipment, net ..........................         2,792          2,278
Goodwill .............................................            --            274
Deferred income taxes.................................            --          1,900
Other assets..........................................           525            524
                                                         -----------    -----------
      Total assets ...................................       $18,602        $45,199
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $ 1,703        $ 2,981
  Accrued expenses ...................................         2,666          3,694
  Deferred revenue ...................................           125            186
                                                         -----------    -----------
      Total current liabilities ......................         4,494          6,861

Income tax payable....................................           320            297
Deferred lease commitment ............................           309            269
                                                         -----------    -----------
      Total liabilities ..............................         5,123          7,427
                                                         -----------    -----------

Shareholders' equity .................................        13,479         37,772
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $18,602        $45,199
                                                         ===========    ===========





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